UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No.1)

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2014

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina 28211

(Address of principal executive offices) (Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

To correct an error made by its third-party filing agent, Coca-Cola Bottling Co. Consolidated (the “Company”) is filing this Amendment No. 1 (this “Form 8-K/A”) to the Current Report on Form 8-K the Company previously filed on December 18, 2014 (the “Prior 8-K Report”) reporting entry into (i) an agreement with The Coca-Cola Company regarding its consent to the Company’s distribution of products of Monster Energy Company and (ii) an Asset Purchase Agreement with Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly owned subsidiary of The Coca-Cola Company, for the Company’s expansion into the Louisville, Kentucky and Evansville, Indiana territory.

The description of the material terms and conditions of the agreement between the Company and The Coca-Cola Company regarding its consent to the Company’s distribution of products of Monster Energy Company included in this Form 8-K/A supersedes and corrects in its entirety the description thereof included in the Prior 8-K Report. The description included in the Prior 8-K Report of the Asset Purchase Agreement with CCR for the Company’s expansion into the Louisville, Kentucky and Evansville, Indiana territory currently served by CCR is unchanged by this Form 8-K/A.

Item 1.01. Entry into a Material Definitive Agreement.

In August 2014, Monster Energy Corporation, whose business is mainly in the fast-growing premium-priced energy drinks segment of the carbonated soft drinks category, and The Coca-Cola Company announced that they had entered into definitive agreements providing for a long-term strategic partnership in the global energy drink category. As part of their agreements to form a long-term strategic partnership, Monster Energy Corporation, through its operating subsidiary Monster Energy Company (“MEC”), and The Coca-Cola Company have agreed that, upon the closing of the transactions contemplated by such agreements, they will enter into an Amended and Restated Distribution Coordination Agreement (as such agreement may become final and definitive, the “Coordination Agreement”) that would provide for expanded distribution of certain MEC products (the “MEC Products”) by licensed bottlers of The Coca-Cola Company’s products in the territories in which these bottlers distribute products of The Coca-Cola Company upon execution of mutually agreed upon distribution agreements between MEC and these licensed bottlers. The Coordination Agreement is expected to provide, among other things, that The Coca-Cola Company would facilitate the entry into these new distribution agreements by these bottlers in the territories they serve, including by consenting to the distribution by them of MEC Products to the extent necessary.

Coca-Cola Bottling Co. Consolidated (the “Company”) produces, markets and distributes nonalcoholic beverage products, primarily brands of The Coca-Cola Company, in the territories the Company currently serves. The Company currently distributes MEC Products in only certain parts of those territories. On December 17, 2014, the Company entered into an agreement (the “MEC Products Consent Agreement”) with The Coca-Cola Company (acting through its Coca-Cola North American Division) whereby The Coca-Cola Company has consented to the Company distributing MEC Products in that portion of the territories the Company serves where the Company does not currently distribute MEC Products (the “Additional MEC Products Territory”) pursuant to a distribution agreement the Company and MEC are currently negotiating (as such agreement may become final and definitive, the “MEC Distribution Agreement”).

In exchange for giving its consent to the Company’s proposed MEC Distribution Agreement, the Company has agreed to pay The Coca-Cola Company an amount based on the number of standard physical cases of MEC Products sold by the current distributor of such products in the Additional MEC Products Territory during the twelve-month period immediately preceding the date that the Company begins distributing MEC Products in the Additional MEC Products Territory. The Company would make the payment, which is expected to be between $25 and $30 million, when the Company begins distributing MEC Products pursuant to the MEC Distribution Agreement, which the Company currently expects will be by June 30, 2015. The Company has also agreed to pay The Coca-Cola Company semi-annually during the term of the proposed MEC Distribution Agreement a specified amount per standard physical case of MEC Products sold by the Company in the Additional MEC Products Territory. As the Company does on most of its sales of MEC Products in the portions of the territories the Company serves where it is currently authorized to distribute MEC Products, the proposed MEC Distribution Agreement would also obligate the Company to pay to MEC periodically for the benefit of The Coca-Cola Company a facilitation fee per standard physical case of MEC Products sold in the Additional MEC Products Territory.

There can be no assurances, however, that The Coca-Cola Company and MEC will enter into the proposed Coordination Agreement or that the Company and MEC will enter into the proposed MEC Distribution Agreement or that, if they do, the terms of such agreements will be those that they currently anticipate.

Relationship between the Parties. The business of the Company consists primarily of the production, marketing and distribution of nonalcoholic beverage products of The Coca-Cola Company in the territories the Company currently serves. Accordingly, the Company engages routinely in various transactions with The Coca-Cola Company, CCR and their affiliates.

The Coca-Cola Company also owns approximately 35% of the outstanding common stock of the Company, which represents approximately 5.0% of the total voting power of the Company’s common stock and class B common stock voting together. The Coca-Cola Company also has a designee serving on the Company’s Board of Directors. For more information about the relationship between the Company and The Coca-Cola Company, see the description thereof included under “Related Person Transactions” in the Company’s Notice of Annual Meeting and Proxy Statement for the Company’s 2014 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 31, 2014.

The MEC Products Consent Agreement was entered into following review and approval of such agreement and the terms and conditions of the transactions contemplated by such agreement initially by the Audit Committee of the Company’s Board of Directors and subsequently by the Company’s Board of Directors (with The Coca-Cola Company’s designee not participating or voting).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED
(REGISTRANT)

Date: December 19, 2014	By:	/s/ Umesh M. Kasbekar
Umesh M. Kasbekar Secretary and Senior Vice President, Planning and Administration